ENROLLMENT FORM (GOLD TRACK SELECT--VARIABLE ANNUITY)   RETURN TO ADMINISTRATIVE
                                                        OFFICE:
                                                        4700 Westown Parkway, Suite 200
PLAN FUNDED BY THE GOLD TRACK SELECT ACCOUNT ISSUED BY  West Des Moines, IA 50266
METROPOLITAN LIFE INSURANCE COMPANY (METLIFE)           Fax: 877-549-5835
New York, NY 10166-0188                                 Contract Number (if assigned)

IMPORTANT: THIS FORM MUST BE SIGNED IN SECTION VI (AND VII FOR A NEW ENROLLMENT)

[  ]  NEW ENROLLMENT [  ]  SALARY DEFERRAL CHANGE [  ]  INVESTMENT ELECTION
CHANGE
[  ]  ADDRESS CHANGE

CONTRACT INFORMATION

              PLAN NAME (REQUIRED)                   CASE NUMBER
              -------------------------------------- ------------

              EMPLOYEE NAME         SOCIAL SEC. NO.  ACCT NUMBER
              --------------------- ---------------- ------------

INSTRUCTIONS

Please check appropriate box above for new enrollment, address change, salary deferral change, or investment election change. If this is an initial enrollment, complete sections I through VII. If this is an address change, complete sections I and VI. If this is a salary deferral change, complete sections III and VI. If this is an investment selection change, complete sections V and VI. Be sure to enter your account number and to sign this form upon completion. Complete Section II only for ERISA Plans (ERISA is the Employee Retirement Income Securities Act of 1974).

SECTION I--GENERAL INFORMATION

           Street Address         Telephone          [  ]  Male
           ---------------------- ------------------ [  ]  Female
           City, State, ZIP Code  E-Mail (optional)
           ---------------------- -----------------------------------

           Date of Birth          Date of Hire       Plan Entry Date

           ---------------------- ------------------ ----------------

SECTION II--BENEFICIARY/BENEFICIARIES (COMPLETE THIS SECTION ONLY FOR 403(B) PLANS NOT COVERED BY ERISA)

THIS DESIGNATION SUPERSEDES ALL PRIOR DESIGNATIONS. PLEASE NOTE THE FOLLOWING:

.. If you designate more than one primary beneficiary, the account will be divided as specified.

.. If a primary beneficiary predeceases you, his or her benefit will be allocated to the surviving primary beneficiaries.

.. Contingent beneficiaries will receive a benefit only if there is no surviving primary beneficiary, as specified. If a contingent beneficiary predeceases you, his or her share will be allocated among the surviving contingent beneficiaries.

.. If you fail to designate beneficiaries, amounts will be paid pursuant to the terms of the Plan Document or applicable state law.

.. Beneficiaries will share equally if percentages are not provided and any amounts unpaid upon death will be divided equally.

..  If no boxes are checked, the default will be primary beneficiaries.

Primary and contingent beneficiaries must separately total 100%. The number of primary or contingent beneficiaries you may name is not limited. Attach an additional sheet, if necessary, for additional beneficiaries. This designation is effective upon execution and delivery to MetLife at the address below. You have the right to change your beneficiary designations. If any information is missing, additional information may be required prior to recording your designation.

Subject to and in accordance with the terms of the plan, I am making the following beneficiary designations for my vested account balance in the event of my death.

             BENEFICIARY                                           DATE OF BIRTH  RELATIONSHIP TO SOCIAL SECURITY PERCENTAGE OF
                TYPE                   NAME (FIRST, MIDDLE, LAST)  (MM/DD/YYYY)        OWNER          NUMBER        PROCEEDS
-------------------------------------  --------------------------  -------------  --------------- --------------- -------------
Primary
-------------------------------------      -----------------        -----------     -----------     -----------    -----------
[  ] Primary
[  ] Contingent
-------------------------------------      -----------------        -----------     -----------     -----------    -----------
[  ] Primary
[  ] Contingent
-------------------------------------      -----------------        -----------     -----------     -----------    -----------
[  ] Primary
[  ] Contingent
-------------------------------------      -----------------        -----------     -----------     -----------    -----------
[  ] Primary
[  ] Contingent
-------------------------------------      -----------------        -----------     -----------     -----------    -----------

 M-21018 GTS-PRC (11/13)         Page 1 of 4                       (11/13) Fs

SECTION III-- SALARY DEFERRAL INFORMATION

SALARY REDUCTION AGREEMENT

I authorize my Employer, and my Employer agrees, to reduce my compensation each pay period by the amounts or percentages shown below and to contribute such reductions to the Plan on my behalf.

Tax Deferred Contributions

[ ] $__________ per pay period or __________% of my compensation for allocation to my tax deferred account.

Roth Contributions--(Consult with your Employer or Plan trustee to determine whether your plan permits Roth contributions)

[ ] $__________ per pay period or __________% of my compensation to my designated Roth account.

Please specify both your tax deferred and Roth contributions as a dollar amount per pay period, or both as a percentage of your compensation.

You may change or stop your salary reduction contributions by submitting a new salary reduction agreement. In addition, your employer may stop your salary reduction contributions during the year under certain circumstances, such as if your salary reduction contributions are likely to exceed salary reduction contribution limitations or if you receive a hardship distribution from the Plan.

SALARY REDUCTION CONTRIBUTION LIMITS

The total amount of your annual tax deferred and Roth contributions cannot exceed the maximum annual salary reduction contribution amount allowed under Internal Revenue Code and the provisions of your Plan. In general, your annual salary reduction contribution may not exceed the lesser of your compensation or $17,000 for 2012. The $17,000 amount may be increased for the following participants:

   Age 50 Catch-up--An additional $5,500 for 2012 for participants who have attained age 50 by the end of the year.

   15 Years of Service 403(b) Catch-up--Up to an additional $3,000 for employees with 15 Years of Service participating in 403(b) plans maintained by certain school, health care or church organizations. Certain limitations apply. This additional amount may be combined with the Age 50 Catch-up.

   457(b) Participants Within 3 Years of Retirement--Up to an additional $17,000 for 2012 for 457(b) participants during the 3 years prior to the Plan's normal retirement date. Certain limitations apply. This additional amount may not be combined with the Age 50 Catch-up.

Consult with your Employer or Plan trustee to determine whether your plan permits any of these additional salary reduction contributions and whether you are eligible. Also consult with your Employer, Plan trustee and own tax advisor to determine how much you may contribute to the Plan.

YOUR SALARY REDUCTION CONTRIBUTIONS TO ALL RETIREMENT PLANS MUST BE COMBINED FOR PURPOSES OF THE CONTRIBUTION LIMITATIONS, EXCEPT THAT 457(B) PLAN CONTRIBUTIONS ARE NOT COMBINED WITH CONTRIBUTIONS MADE TO QUALIFIED DEFINED CONTRIBUTION AND 403(B) PLANS. THE 2012 LIMITATION AMOUNTS ARE SUBJECT TO ANNUAL COST OF LIVING INCREASES.

SECTION IV--REPLACEMENT INFORMATION (MUST BE COMPLETED)

a.)Do you have any existing life insurance or annuity contracts? [  ] Yes [  ]
   No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

b.)Will the proposed annuity replace, discontinue, or change an existing policy or contract? [ ] Yes [ ] No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

(Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

              SEE NEXT PAGE FOR INVESTMENT SELECTION INFORMATION

 M-21018 GTS-PRC (11/13)         Page 2 of 4                       (11/13) Fs

SECTION V--INVESTMENT SELECTION INFORMATION

NOTE: CONSULT YOUR PLAN SPONSOR OR TRUSTEE TO DETERMINE WHETHER A ROTH DEFERRAL SOURCE IS AVAILABLE WITH YOUR PLAN.

WE RESERVE THE RIGHT TO RESTRICT THE AVAILABILITY OF THE FIXED ACCOUNT AFTER ISSUE.

I elect to have my plan contributions under the above Qualified Plan applied as follows:

                                                                  ROTH EMPLOYEE
 REGISTERED FIXED ACCOUNT OPTION OR INVESTMENT OPTION   EMPLOYEE SALARY REDUCTION EMPLOYER (IF SAFE HARBOR (IF DIFFERENT)
                      NAME/CODE                         DEFERRAL  (IF DIFFERENT)   DIFFERENT)   (TSA/403(B) PLANS ONLY)
------------------------------------------------------- -------- ---------------- ------------ --------------------------
1.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
2.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
3.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
4.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
5.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
6.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
7.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
8.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
9.                                                           %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
10.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
11.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
12.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
13.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
14.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
15.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
16.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
17.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
18.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
19.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
20.                                                          %            %              %                   %
-------------------------------------------------------   ---          ---            ---                 ---
Options selected above are subject to plan provisions..   100%         100%           100%                100%
-------------------------------------------------------   ---          ---            ---                 ---

 REGISTERED FIXED ACCOUNT OPTION OR INVESTMENT OPTION   OTHER (IF
                      NAME/CODE                         DIFFERENT)
------------------------------------------------------- ----------
1.                                                            %
-------------------------------------------------------    ---
2.                                                            %
-------------------------------------------------------    ---
3.                                                            %
-------------------------------------------------------    ---
4.                                                            %
-------------------------------------------------------    ---
5.                                                            %
-------------------------------------------------------    ---
6.                                                            %
-------------------------------------------------------    ---
7.                                                            %
-------------------------------------------------------    ---
8.                                                            %
-------------------------------------------------------    ---
9.                                                            %
-------------------------------------------------------    ---
10.                                                           %
-------------------------------------------------------    ---
11.                                                           %
-------------------------------------------------------    ---
12.                                                           %
-------------------------------------------------------    ---
13.                                                           %
-------------------------------------------------------    ---
14.                                                           %
-------------------------------------------------------    ---
15.                                                           %
-------------------------------------------------------    ---
16.                                                           %
-------------------------------------------------------    ---
17.                                                           %
-------------------------------------------------------    ---
18.                                                           %
-------------------------------------------------------    ---
19.                                                           %
-------------------------------------------------------    ---
20.                                                           %
-------------------------------------------------------    ---
Options selected above are subject to plan provisions..    100%
-------------------------------------------------------    ---

             NOTE: SEE THE FOLLOWING PAGE FOR REQUIRED SIGNATURES

 M-21018 GTS-PRC (11/13)         Page 3 of 4                       (11/13) Fs

SECTION VI--REQUIRED SIGNATURES

BY SIGNING BELOW, I ACKNOWLEDGE THAT I AM ELECTING TO ENROLL IN MY EMPLOYER'S PLAN FUNDED BY A METROPOLITAN LIFE INSURANCE COMPANY VARIABLE ANNUITY AND (IF APPLICABLE) REGISTERED FIXED ACCOUNT OPTION ANNUITY, AND THAT I HAVE RECEIVED A CURRENT PROSPECTUS FOR EACH.

I hereby represent my answers to the above questions are correct and true to the best of my knowledge and belief. I have received the current prospectus for the Gold Track Select Variable Annuity, including the Registered Fixed Account, and all required fund prospectuses. I understand that as required by law the Gold Track Select Variable Annuity restricts distribution of my 403(b) contributions and earnings on them until I am 59 1/2, except under certain special situations. This does not restrict tax free transfers to other funding vehicles. I ALSO UNDERSTAND THAT MY 403(A) AND 403(B) CONTRIBUTIONS AND EARNINGS MAY BE RESTRICTED AS DEFINED IN THE PLAN DOCUMENTS.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. When opening an account, we will ask for your name, address, date of birth and other information that allows us to identify you. We may also ask to see your driver's license or other identifying documents

VIRGINIA RESIDENTS ONLY: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

                  ----------------------                    -----
                  SIGNATURE OF EMPLOYEE                     DATE

THE TRANSACTIONS REQUESTED ON THIS FORM CONFORM TO THE TERMS OF THE EMPLOYER'S WRITTEN PLAN AND THE PROVISIONS OF APPLICABLE LAW. I AM AUTHORIZED TO PROVIDE THIS STATEMENT ON BEHALF OF THE PLAN.

---------------------------------------------------------------
SIGNATURE AND PRINTED NAME OF TRUSTEE OR PLAN ADMINISTRATOR, AS APPLICABLE

 ------------------------  ------------------------  ------------------------
 TITLE                     TELEPHONE                 DATE

SECTION VII--REPORT OF SALE (TO BE COMPLETED BY MARKETING REPRESENTATIVE)

a.)Does the Participant have existing life insurance policies or annuity contracts? [ ] Yes [ ] No

   (IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED.)

b.)Do you have reason to believe that the replacement or change of any existing life insurance policies and annuity contracts may be involved? [ ] Yes [ ] No

   IF "YES," APPLICABLE DISCLOSURE AND REPLACEMENT FORMS MUST BE ATTACHED. (Note: Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract in connection with this application.)

c.)Statement of Representative.

..  All answers are correct to the best of my knowledge.

.. I have provided the Participant with MetLife's Notice of Privacy Policies and Practices, prior to or at the time he/she completed the enrollment form.

.. I have also delivered a current Gold Track Select prospectus and all required fund prospectuses.

.. I am properly FINRA registered and licensed in the state where the Participant signed this enrollment form. The Financial Industry Regulatory Authority (FINRA) is an independent regulator for all securities firms doing business in the United States.

.. I have delivered the Producer Compensation Disclosure form (only applicable for business sold by MetLife affiliated producers).

.. In each case where MetLife is sponsored or endorsed by an association (or pays such association for marketing/communications support or for participating in association events), and I am enrolling or selling to an employee of such association (or to an employee whose employer is a member of such association), I have provided the employee with the approved Member Access and Communications Disclosure form specific for such case.

.. I have delivered to the Participant "Making an Informed Decision," MetLife's disclosure form describing the features of deferred variable annuities.

------------------------------------------------ ---------- -----------------------------------
REGISTERED REPRESENTATIVE'S NAME (PLEASE PRINT)  TELEPHONE  SOCIAL SECURITY NO.(LAST 4 DIGITS)
------------------------------------------------ ---------- -----------------------------------

SIGNATURE OF REGISTERED REPRESENTATIVE           DATE       DAI /LICENSE NO.

Variable and Registered Fixed Account Option Annuities issued by Metropolitan Life Insurance Company, 200 Park Avenue, New York, NY 10166-0188. Products are distributed by MetLife Investors Distribution Company (MLIDC) (member FINRA), 5 Park Plaza, Suite 1900, Irvine, CA 92615. Securities, including variable products are offered through MetLife Securities, Inc. (MSI) (member/FINRA/SIPC), 1095 Avenue of the Americas, New York, NY 10036. MICC, MLIDC and MSI are MetLife companies.

 M-21018 GTS-PRC (11/13)         Page 4 of 4                       (11/13) Fs